Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of April 1997
Distribution Date of May 20, 1997

Original Pool Amount                     $315,029,921.60

Beginning Pool Balance                    $93,995,026.90
Beginning Pool Factor                          0.2983686

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $4,880,107.92
  Interest Collected                         $738,532.86

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $296,437.96
Total Additional Deposits                    $296,437.96

Repos/Chargeoffs                              $20,875.63
Aggregate Number of Notes Charged Off                 30

Total Available Funds                      $5,846,967.04

Ending Pool Balance                       $89,162,155.05
Ending Pool Factor                             0.2830276

Servicing Fee                                 $78,329.19

Repayment of Servicer Advances                $68,111.70

Reserve Account:
  Beginning Balance (See Memo Item)        $6,643,943.64
  Target Percentage                                 6.00%
  Target Balance                                     N/A
  Minimum Balance                          $6,615,628.35
  (Release)/Deposit                          ($28,315.29)
  Ending Balance                           $6,615,628.35

Current Weighted Average APR:                      9.532%
Current Weighted Average Remaining Term (months):  24.47

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,004,667.63      676
    31-60 days                             196,108.23      148
    60+ days                                79,659.64       34

    Total                                1,280,435.50      686

  Balances: 60+ days                       852,598.14       34

Memo Item - Reserve Account
  Prior Month                           $6,615,628.35
  + Invest. Income                          28,315.29
  + Transfer from Collections Account            0.00
  Beginning Balance                     $6,643,943.64

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of April 1997

                                                                NOTES
                                      TOTAL           CLASS A-1        CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                  $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                               0.00%           96.50%            3.50%
 Coupon                                                    7.650%           8.000%           8.300%

Beginning Pool Balance            $93,995,026.90
Ending Pool Balance               $89,162,155.05

Collected Principal                $4,811,996.22
Collected Interest                   $738,532.86
Charge-Offs                           $20,875.63
Liquidation Proceeds/Recoveries      $296,437.96
Servicing                             $78,329.19
Cash Transfer (to)/from Reserve Account    $0.00
Total Collections Available
    for Debt Service               $5,768,637.85

Beginning Balance                 $93,682,003.72            $0.00   $88,723,553.26    $4,958,450.46

Interest Due                         $625,786.31            $0.00      $591,490.36       $34,295.95
Interest Paid                        $625,786.31            $0.00      $591,490.36       $34,295.95
Principal Due                      $4,832,871.85            $0.00    $4,663,721.34      $169,150.51
Principal Paid                     $4,832,871.85            $0.00    $4,663,721.34      $169,150.51

Ending Balance                    $88,849,131.87            $0.00   $84,059,831.93    $4,789,299.95
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)              0.0000000000     0.8665962055     0.4342097904

Total Distributions                $5,458,658.16            $0.00    $5,255,211.70      $203,446.46

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00

Excess Servicing                     $309,979.69

Beginning Reserve Account Balance  $6,643,943.64   see also Memo Item on Page 1 regarding reserve account
(Release)/Draw                       ($28,315.29)
Ending Reserve Account Balance     $6,615,628.35

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of April 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                  5                4                3                2                1
                               Dec 1996         Jan 1997         Feb 1997         Mar 1997         Apr 1997
Beg. Pool Balance          $121,849,343.22  $114,162,032.78  $108,402,533.31  $101,071,799.61   $93,995,026.90

A) Loss Trigger:
Principal of Contracts
  Charged off                   $91,127.94       $56,782.84       $31,177.11      $157,646.43       $20,875.63
Recoveries                     $255,941.07       $97,061.63      $127,816.00      $235,959.02      $296,437.96

Total Charged off
  (Months 5,4,3)               $179,087.89
Total Recoveries
  (Months 3,2,1)                660,212.98
Net Loss/(Recoveries)
  for 3 Mos.                  ($481,125.09)(a)

Total Balance
  (Months 5,4,3)           $344,413,909.31(b)

Loss Ratio Annualized [(a/b)(12)]  -1.6763%

Trigger:
  Is Ratio> 1.5%                        No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                  $824,813.00      $740,753.37      $852,598.14
   As % of Beginning Pool Balance                                   0.76088%         0.73290%         0.90707%
   Three Month Average                                              0.74522%         0.69564%         0.80028%

Trigger: Is Average> 2.0%               No

C) Noteholders Percent Trigger:     2.1000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%             No

  Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer